UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 17, 2015

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7315 Wisconsin Avenue, 1100 West, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
On June 17, 2015, Pebblebrook Hotel Trust (the “Company”) held its 2015 Annual Meeting of Shareholders. The matters on which the shareholders voted, in person or by proxy, were:

(i)	to elect the trustees of the Company to serve until its 2016 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(ii)	to ratify the appointment of KPMG LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2015; and

(iii)	to approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers.

(iv)
a non-binding shareholder proposal from UNITE HERE (the “Union”) requesting that the Company’s Board of Trustees take all steps necessary to cause the Company to opt out of the part of the Maryland General Corporate Law sometimes referred to as the Maryland Unsolicited Takeovers Act (“MUTA”) and to require approval by a majority of the Company’s shareholders casting votes before opting back into MUTA.

All of the trustee nominees were elected, the ratification to select the independent registered public accountants was approved, the compensation of the Company’s named executive officers was approved and the non-binding shareholder proposal from the Union was not approved. The results of the voting were as set forth below.
Proposal 1 - election of trustees:

Trustee	Votes For	Votes Withheld	Broker Non-Votes
Jon E. Bortz	66,116,671	597,807	2,027,701
Cydney C. Donnell	66,522,287	192,191	2,027,701
Ron E. Jackson	66,493,865	220,613	2,027,701
Phillip M. Miller	66,604,286	110,192	2,027,701
Michael J. Schall	66,518,508	195,970	2,027,701
Earl E. Webb	66,605,851	108,627	2,027,701
Laura H. Wright	66,352,180	362,298	2,027,701

Proposal 2 - ratification of the selection of independent registered public accountants:

Votes For	Votes Against	Abstentions
67,995,733	738,629	7,817

Proposal 3 - approval of compensation of named executive officers:

Votes For	Votes Against	Abstentions
65,488,574	1,209,737	16,167

Proposal 4 - non-binding shareholder proposal from the Union:

Votes For	Votes Against	Abstentions
24,665,998	41,949,389	99,091

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

June 18, 2015	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary